STRATTEC SECURITY CORPORATION Generated $20.7 million in Cash from Operations in Fiscal 2025 Third Quarter

May 8, 2025

Exhibit 99.1

News Release

3333 West Good Hope Rd. • Milwaukee, Wisconsin 53209

IMMEDIATE RELEASE

STRATTEC SECURITY CORPORATION
Generated $20.7 million in Cash from Operations in Fiscal 2025 Third Quarter

•
Strong cash generation of $20.7 million in fiscal 2025 third quarter, the result of cash earnings and improved working capital velocity
•
Healthy balance sheet with limited debt and $62 million of cash provides safeguard against near term tariff turmoil and tempering market conditions
•
Net income attributable to STRATTEC Security Corporation was $5.4 million, or $1.32 per diluted share, compared with $1.5 million, or $0.37 per diluted share, in the year ago quarter
•
Delivered adjusted EBITDA1 of $12.9 million, or 8.9% of sales, compared with $6.2 million, or 4.4%, in prior-year period
•
Further advanced cost reduction efforts with restructuring of Mexico operations in March; bringing total annualized restructuring savings to approximately $5 million including changes in Milwaukee operations in January

MILWAUKEE, WI, May 8, 2025 – STRATTEC SECURITY CORPORATION (Nasdaq: STRT) (“Company”), a leading provider of smart vehicle access, security and authorization solutions for the global automotive industry, reported financial results for its third quarter of fiscal year 2025, which ended March 30, 2025.

Jennifer Slater, President and CEO of STRATTEC, said, “We delivered another strong quarter as the actions we are taking to transform STRATTEC into a more predictable, higher performing business are flowing through to our bottom line. During the quarter, we captured margin accretive pricing, benefited from both increased and higher value content on winning platforms and improved operational performance.”

Addressing the evolving state of global trade, Ms. Slater added, “The tariff situation has created a rapidly changing environment with significant unknowns. Nevertheless, given what we know today with the USMCA exemption, we estimate that the annual impact of tariffs is approximately $9 million to $12 million of incremental costs, prior to any mitigation efforts. We have been moving quickly to implement tariff mitigation actions to reduce the impact on profit margins including shifting sources within our supply chain, passing through costs to customers and changing logistics processes with customers.”

“We have been making measurable change within the organization to drive cost savings which in the short term will help offset these tariff costs as we work through mitigation actions. In the long term, we believe these actions will make STRATTEC a better business. In total, we have reduced our headcount by 12% in the first nine months of fiscal 2025, including recent restructuring actions we have taken in Mexico. We believe there is additional potential for cost savings through modernization and rethinking our manufacturing and assembly processes. We are focused on instilling a culture of operational excellence to create an enterprise that can deliver stronger earnings power,” Ms. Slater concluded.

STRATTEC SECURITY CORPORATION Generated $20.7 million in Cash from Operations in Fiscal 2025 Third Quarter

May 8, 2025

FY 2025 Third Quarter Financial Summary
(compared with prior-year period, except where otherwise noted)

Net sales were $144.1 million, an increase of $3.3 million, or 2.4%. Sales growth was driven by $2.5 million of price increases, $2.2 million in favorable product mix, and $1.6 million in net new program launches. This more than offset a $3.0 million reduction in sales volumes for existing platforms.

Gross profit increased $8.4 million to $23.1 million, while gross margin expanded 560 basis points. The improvement was due in part to $4.4 million, or 305 basis points, of favorable foreign currency exchange. The remainder of the increase was the result of pricing actions and materials and labor cost improvements which more than offset the $0.8 million increase in tariff expenses as a result of recent changes in U.S. tariff policy.

Engineering, selling and administrative (“ES&A”) expenses increased $3.3 million, or 25.9%, to $16.0 million. The increase reflected continued investments in the business, $1.2 million of higher incentive and bonus compensation as a result of better than expected performance and $0.8 million in restructuring charges.

A slight increase in interest expense was more than offset by the $0.4 million increase in interest income on higher cash balances and the $0.2 million improvement in other expense related to foreign currency forward contracts.

Net income attributable to STRATTEC was $5.4 million, or $1.32 per diluted share, compared with $1.5 million, or $0.37 per diluted share, in the prior-year period. On an adjusted basis, net income attributable to STRATTEC1 grew 315% to $6.1 million. Adjusted diluted earnings per share1 increased $1.13, or 305%, to $1.50. Adjusted EBITDA1 for the quarter was $12.9 million compared with $6.2 million in the prior-year period. Expanded gross margin on higher sales more than offset investments in ES&A which led to adjusted EBITDA margin of 8.9%, a 450 basis point improvement over the third quarter of fiscal 2024.

Restructuring and Business Transformation Progress

During the third quarter of fiscal 2025, the Company made continued progress on improving its cost structure, by completing the elimination of a production shift in its Milwaukee operations and implementing a restructuring action in its operations in Mexico. The cash cost of the Mexico restructuring actions was $1.6 million, which will result in expected annual savings of $4.5 million. Collectively, restructuring activities implemented in fiscal 2025 are now expected to generate approximately $5 million of annual cost reductions, with savings amounts expected to be phased in and fully realized by the first quarter of fiscal 2026.

Balance Sheet and Liquidity

Increased cash earnings and improved working capital management delivered $20.7 million in cash from operations in the third quarter of fiscal 2025, compared with a use of cash in the prior-year period. Cash from operations for the nine-month period were $41.5 million.

At March 30, 2025, the Company had $62.1 million in cash and cash equivalents, up $19.5 million from the end of the second quarter of fiscal 2025. The Company had no borrowings outstanding under its $40 million revolving credit agreement, while our joint venture had $13.0 million outstanding under its $20 million revolving credit agreement.

Third Quarter Fiscal Year 2025 Webcast and Conference Call

The Company will host a conference call and webcast tomorrow, Friday, May 9, 2025, at 9:00 am Eastern Time to review the financial and operating results for the period ended March 30, 2025, and provide an update on its transformation progress. A question-and-answer session will follow.

You can access the call by phoning (201) 689-8470 or find the webcast and accompanying slide presentation at investors.strattec.com.

1 Refer to “Use of Non-GAAP Financial Metrics and Additional Financial Information” as well as accompanying reconciliations to GAAP

STRATTEC SECURITY CORPORATION Generated $20.7 million in Cash from Operations in Fiscal 2025 Third Quarter

May 8, 2025

A telephonic replay will be available from 12:00 p.m. ET on the day of the call through Friday, May 23, 2025. To listen to the archived call, dial (412) 317-6671 and enter a replay PIN 13752650. The webcast replay will be available on the Investor Relations section of the Company’s website where a transcript will be posted once available.

About STRATTEC

STRATTEC is a leading global provider of advanced automotive access, security & authorization and select user interface solutions. With a history spanning over 110 years, STRATTEC has consistently been at the forefront of innovation in vehicle security, transitioning from mechanical to integrated electro-mechanical systems. The Company serves a broad range of customers, including leading automotive OEMs, offering power access solutions and advanced security systems that include door handles, lift gates, latches, and key fobs.

For more information on STRATTEC and its solutions, visit www.strattec.com.

Safe Harbor Statement
Certain statements contained in this release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” and “would.” Such forward-looking statements are inherently subject to many uncertainties in the Company’s operations and business environment. These uncertainties include general economic conditions, in particular, relating to the automotive industry, consumer demand for the Company’s and its customers’ products, competitive and technological developments, customer purchasing actions, changes in warranty provisions and customer product recall policies, work stoppages at the Company or at the location of its key customers as a result of labor disputes, foreign currency fluctuations, uncertainties stemming from U.S. trade policies, tariffs and reactions to the same from foreign countries, matters adversely impacting the timing and availability of component parts and raw materials needed for the production of the Company’s products and the products of its customers and fluctuations in costs of operation. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances occurring after the date of this release. In addition, such uncertainties and other operational matters are discussed further in the Company’s quarterly and annual filings with the Securities and Exchange Commission.

Use of Non-GAAP Financial Metrics and Additional Financial Information
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, STRATTEC provides Adjusted Non-GAAP information as additional information for its operating results. References to Adjusted Non-GAAP information are to non-GAAP financial measures. These measures are not required by, in accordance with, or an alternative for, GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. STRATTEC’s management uses these measures to make strategic decisions, establish budget plans and forecasts, identify trends affecting STRATTEC’s business, and evaluate performance. Management believes that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, will help investors evaluate STRATTEC’s core operating and financial performance and business trends consistent with how management evaluates such performance and trends. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Contact:

Deborah K. Pawlowski
Alliance Advisors IR
Phone: 716-843-3908
Email: dpawlowski@allianceadvisors.com

FINANCIAL TABLES FOLLOW

STRATTEC SECURITY CORPORATION Generated $20.7 million in Cash from Operations in Fiscal 2025 Third Quarter

May 8, 2025

STRATTEC SECURITY CORPORATION
Condensed Results of Operations
(In Thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 30, 2025	March 31, 2024	March 30, 2025	March 31, 2024
Net sales	$144,082	$140,773	$413,053	$394,711
Cost of goods sold	120,977	126,089	353,876	347,810
Gross profit	23,105	14,684	59,177	46,901
Gross margin	16.0%	10.4%	14.3%	11.9%
Engineering, selling and administrative expenses	16,020	12,725	44,895	38,778
Income from operations	7,085	1,959	14,282	8,123
Operating margin	4.9%	1.4%	3.5%	2.1%
Interest expense	(243)	(222)	(795)	(661)
Investment income	529	143	1,286	337
Other (expense) income, net	(16)	(208)	(369)	759
Income before provision for income taxes and non-controlling interest	7,355	1,672	14,404	8,558
Provision for income taxes	1,644	546	3,547	2,197
Net income	5,711	1,126	10,857	6,361
Net income (loss) attributable to non- controlling interest	315	(380)	439	(332)
Net income attributable to STRATTEC SECURITY CORPORATION	$5,396	$1,506	$10,418	$6,693

Earnings per share attributable to STRATTEC SECURITY CORPORATION:
Basic	$1.34	$0.38	$2.59	$1.69
Diluted	$1.32	$0.37	$2.56	$1.67

Weighted Average shares outstanding:
Basic	4,039	3,988	4,026	3,971
Diluted	4,085	4,017	4,067	3,996

STRATTEC SECURITY CORPORATION Generated $20.7 million in Cash from Operations in Fiscal 2025 Third Quarter

May 8, 2025

STRATTEC SECURITY CORPORATION
Condensed Balance Sheet Data
(In Thousands, except share amounts)
(Unaudited)

	March 30, 2025	June 30, 2024
ASSETS
Current Assets:
Cash and cash equivalents	$62,106	$25,410
Receivables, net	109,160	99,297
Inventories:
Finished products	14,563	19,833
Work in process	12,228	15,461
Purchased materials	48,800	46,355
Inventories, net	75,591	81,649
Pre-production costs	9,740	22,173
Value-added tax recoverable	22,342	19,684
Other current assets	8,276	5,601
Total current assets	287,215	253,814
Deferred income taxes	17,084	17,593
Other long-term assets	5,277	6,698
Net property, plant and equipment	77,816	86,184
	$387,392	$364,289
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$72,582	$54,911
Accrued Liabilities:
Payroll and benefits	19,431	28,953
Value-added tax payable	10,844	9,970
Environmental	1,390	1,390
Warranty	10,745	10,695
Other current liabilities	8,312	12,369
Total current liabilities	123,304	118,288
Borrowings under credit facilities	13,000	13,000
Postemployment obligations	12,076	2,429
Other long-term liabilities	4,411	4,957
Shareholders’ Equity:
Common stock, authorized 18,000,000 shares, $.01 par value, 7,635,883 issued shares at March 30, 2025 and 7,586,920 issued shares at June 30, 2024	76	76
Capital in excess of par value	102,888	101,024
Retained earnings	261,030	250,612
Accumulated other comprehensive loss	(17,836)	(15,689)
Less: treasury stock, at cost (3,596,918 shares at March 30, 2025 and 3,598,126 shares at June 30, 2024)	(135,459)	(135,478)
Total STRATTEC SECURITY CORPORATION shareholders’ equity	210,699	200,545
Non-controlling interest	23,902	25,070
Total shareholders’ equity	234,601	225,615
	$387,392	$364,289

STRATTEC SECURITY CORPORATION Generated $20.7 million in Cash from Operations in Fiscal 2025 Third Quarter

May 8, 2025

STRATTEC SECURITY CORPORATION Generated $20.7 million in Cash from Operations in Fiscal 2025 Third Quarter

May 8, 2025

STRATTEC SECURITY CORPORATION
Condensed Cash Flow Statement Data
(In Thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 30, 2025	March 31, 2024	March 30, 2025	March 31, 2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$5,711	$1,126	$10,857	$6,361
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	3,746	4,059	10,952	12,774
Foreign currency transaction loss (gain)	141	475	(1,052)	126
Unrealized (gain) loss on peso forward contracts	(705)	222	231	(604)
Stock-based compensation expense	760	240	1,839	1,224
Loss on settlement of postemployment obligation	—	—	283	—
Change in operating assets and liabilities:
Receivables	(17,616)	(26,685)	(10,237)	(7,507)
Inventories	5,920	10,827	6,058	(1,015)
Prepaid and other assets	(1,850)	(4,494)	5,994	(16,898)
Accounts payable	20,720	9,339	16,730	(7,102)
Accrued liabilities	3,632	4,337	(948)	4,747
Other, net	261	245	794	671
Net cash provided by (used in) operating activities	20,720	(309)	41,501	(7,223)
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of interest in joint ventures	—	—	—	2,000
Purchase of property, plant and equipment	(1,170)	(1,672)	(4,160)	(6,065)
Net cash used in investing activities	(1,170)	(1,672)	(4,160)	(4,065)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under credit facilities	—	—	3,000	2,000
Repayment of borrowings under credit facilities	—	—	(3,000)	(2,000)
Employee stock purchases	16	18	44	55
Net cash provided by financing activities	16	18	44	55
Foreign currency impact on cash	(85)	(18)	(689)	256
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	19,481	(1,981)	36,696	(10,977)

CASH AND CASH EQUIVALENTS
Beginning of period	42,625	11,575	25,410	20,571
End of period	$62,106	$9,594	$62,106	$9,594
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Income taxes	$596	$1,731	$9,135	$3,177
Interest	$172	$219	$731	$659
Non-cash investing activities:

STRATTEC SECURITY CORPORATION Generated $20.7 million in Cash from Operations in Fiscal 2025 Third Quarter

May 8, 2025

Change in capital expenditures in accounts payable	$1,176	$(89)	$726	$(264)

STRATTEC SECURITY CORPORATION Generated $20.7 million in Cash from Operations in Fiscal 2025 Third Quarter

May 8, 2025

STRATTEC SECURITY CORPORATION ("STRATTEC")
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share amounts)
	Fiscal 2024					Fiscal 2025
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total
ADJUSTED NET SALES:
Net Sales (GAAP)	135,406	118,532	140,773	143,055	$537,766	139,052	129,919	144,082	-	$413,053
Adjustments:								-
Retroactive FY23 one-time pricing recovery	(7,950)	(1,551)	(397)	175	(9,723)	-	-	-	-	-
Adjusted Sales (Non-GAAP)	127,456	116,981	140,376	143,230	528,043	139,052	129,919	144,082	-	413,053

ADJUSTED EBITDA:
Net income attributable to STRATTEC (GAAP)	$4,165	$1,022	$1,506	$9,620	$16,313	$3,703	$1,319	$5,396	$-	$10,418
Net income (loss) attributable to non-controlling interest	290	(242)	(380)	447	115	45	79	315	-	439
Provision for income tax	1,387	264	546	1,578	3,775	1,498	405	1,644	-	3,547
Other (income) expense, net	131	(1,098)	208	(1,958)	(2,717)	(129)	482	16	-	369
Investment and interest income	(87)	(107)	(143)	(235)	(572)	(349)	(408)	(529)	-	(1,286)
Interest expense	220	219	222	239	900	295	257	243	-	795
Income from operations	6,106	58	1,959	9,691	17,814	5,063	2,134	7,085	-	14,282

Adjustments:

STRATTEC SECURITY CORPORATION Generated $20.7 million in Cash from Operations in Fiscal 2025 Third Quarter

May 8, 2025

Depreciation	4,385	4,330	4,059	3,773	$16,547	3,662	3,544	3,746	-	$10,952
Non-cash stock-based compensation	505	479	240	243	1,467	188	891	760	-	1,839
Restructuring and similar charges	-	-	-	-	-	-	265	809	-	1,074
Retroactive FY23 one-time pricing recovery, net	(7,078)	(641)	(298)	24	(7,993)	-	-	-	-	-
Executive transition costs	-	774	211	73	1,058	941	921	214	-	2,076
Business transformation costs	-	-	-	-	-	74	215	259	-	548
	(2,188)	4,942	4,212	4,113	11,079	4,865	5,836	5,788	-	16,489
Adjusted EBITDA (Non-GAAP)	$3,918	$5,000	$6,171	$13,804	$28,893	$9,928	$7,970	$12,873	$-	$30,771

Adjusted EBITDA as a % of Adjusted Net Sales	3.1%	4.3%	4.4%	9.6%	5.5%	7.1%	6.1%	8.9%		7.4%

ADJUSTED NET INCOME AND EARNINGS/(LOSS) PER SHARE:
Net income attributable to STRATTEC (GAAP)	$4,165	$1,022	$1,506	$9,620	$16,313	$3,703	$1,319	$5,396	$-	$10,418
Adjustments:
Restructuring and similar charges	265	3	-	63	331	-	265	809	-	1,074
Retroactive FY23 one-time pricing recovery, net	(7,078)	(641)	(298)	24	(7,993)	-	-	-	-	-
Executive transition costs	-	973	211	73	1,257	1,224	1,225	214	-	2,663
Business transformation costs	-	-	-	-	-	74	215	259	-	548

STRATTEC SECURITY CORPORATION Generated $20.7 million in Cash from Operations in Fiscal 2025 Third Quarter

May 8, 2025

Non-controlling interest impact on above adjustments	1,014	181	55	22	1,272	-	-	(160)	-	(160)
Tax effect on above adjustments	1,305	(116)	7	(41)	1,155	(292)	(384)	(376)	-	(1,052)
	(4,494)	400	(25)	141	(3,978)	1,006	1,321	746	-	3,073
Adjusted Net Income/(Loss) attributable to STRATTEC (Non-GAAP)	$(329)	$1,422	$1,481	$9,761	$12,335	$4,709	$2,640	$6,142	$-	$13,491

Weighted Average Basic Shares Outstanding	3,948	3,976	3,988	3,988	3,975	4,005	4,035	4,039	-	4,026
Weighted Average Diluted Shares Outstanding	3,974	3,998	4,017	4,027	4,004	4,046	4,070	4,085	-	4,067

Diluted earnings per share (GAAP)	$1.05	$0.26	$0.37	$2.39	$4.07	$0.92	$0.32	$1.32	$-	$2.56
Adjusted dilutive earnings/(loss) per share (Non-GAAP)	$(0.08)	$0.36	$0.37	$2.42	$3.08	$1.16	$0.65	$1.50	$-	$3.32